Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-56428) of American Physicians Capital, Inc. of our report dated June 7, 2005 relating to the financial statements and Supplemental Schedule of American Physicians Assurance Corporation 401(k) Plan appearing in this Form 11-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

Grand Rapids, Michigan
June 29, 2005

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